CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Donald Sharpe, President, and Drew Bonnell, Secretary, Treasurer and CFO of E-Com Technologies Corporation, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB of E-Com Technologies Corporation for the period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of E-Com Technologies Corporation

Dated: May 17, 2004

/s/ Donald Sharpe
Donald Sharpe, President
(Principal Executive Officer)

/s/ Drew Bonnell
Drew Bonnell
Secretary, Treasurer and CFO
(Principal Financial Officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to E-Com Technologies Corporation and will be retained by E-Com Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.